Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-000000) pertaining to the Foresight Energy LP (formerly Foresight Energy Partners LP) Long-Term Incentive Plan of our report dated March 28, 2014, with respect to the balance sheets of Foresight Energy LP (formerly Foresight Energy Partners LP) included in the Registration Statement (Form S-1 No. 333-179304) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

St. Louis, Missouri

June 17, 2014